SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                               (Amendment No.   )


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         BANCORP RHODE ISLAND, INC.
---------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)


---------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [x]   No fee required
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1) Title of each class of securities to which transaction applies:

               ------------------------------------------------------------
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               computed pursuant to Exchange Act Rule 0-11 (Set forth the
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               it was determined):

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   [ ]   Fee paid previously with preliminary materials.
   [ ]   Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount previously paid:

               ------------------------------------------------------------
         (2)   Form, Schedule or Registration Statement No.:

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         (3)   Filing party:

               ------------------------------------------------------------
         (4)   Date Filed:

               ------------------------------------------------------------

                              BANCORPRI [LOGO]
                          BANCORP RHODE ISLAND, INC.


                                                             April 15, 2005




Dear Shareholder:

      You are cordially invited to attend the 2005 Annual Meeting of Shareholders of Bancorp Rhode Island, Inc. to be held at the Hotel Providence, 311 Westminster Street, Providence, Rhode Island 02903, on Wednesday, May 18, 2005 at 10:00 a.m.

      The official Notice of Annual Meeting, Proxy Statement and Proxy are included with this letter. The matters listed in the Notice of Annual Meeting are more fully described in the Proxy Statement. I encourage you to take the time to review the Proxy Statement.

      It is important that your shares be represented and voted at the Annual Meeting. Accordingly, regardless of whether or not you plan to attend the meeting, please sign and date the enclosed proxy form and return it in the enclosed postage paid envelope, so that your shares may be represented at the meeting. If you decide to attend the meeting you may revoke your proxy and vote your shares yourself.

      Thank you for your consideration.  I look forward to seeing you.

                                       Very truly yours,

                                       /s/ Malcolm G. Chace

                                       Malcolm G. Chace
                                       Chairman

                         BANCORP RHODE ISLAND, INC.
                            One Turks Head Place
                       Providence, Rhode Island 02903


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                     To Be Held Wednesday, May 18, 2005


To the Shareholders of Bancorp Rhode Island, Inc.:

      The Annual Meeting of Shareholders of Bancorp Rhode Island, Inc. (the "Meeting"), a Rhode Island corporation (the "Company"), will be held at the Hotel Providence, 311 Westminster Street, Providence, Rhode Island 02903 on Wednesday, May 18, 2005, at 10:00 a.m. local time, for the following purposes:

      1.    To elect five Class III Directors to serve until 2008;

      2. To consider and act upon a proposal to ratify the appointment of KPMG LLP as independent auditors for the Company;

      3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

      The Board of Directors of the Company has fixed the close of business on April 1, 2005 as the record date for the determination of Shareholders entitled to receive notice of and to vote at the Meeting or any adjournment thereof. The stock transfer books will not be closed.

      All Shareholders are cordially invited and urged to attend the Meeting. PLEASE SIGN, DATE AND RETURN THE PROXY EVEN THOUGH YOU PLAN TO ATTEND THE MEETING. Upon your arrival your proxy will be returned to you if you desire to revoke it or vote in person. Your attendance in person is encouraged, but should anything prevent your attendance in person, your presence by proxy will still allow your shares to be voted.

                                       By Order of the Board of Directors

                                       /s/ Margaret D. Farrell, Secretary

                                       Margaret D. Farrell, Secretary

April 15, 2005

                         BANCORP RHODE ISLAND, INC.
                            One Turks Head Place
                       Providence, Rhode Island 02903

                               PROXY STATEMENT

      This Proxy Statement is being furnished to the holders of Common Stock (the "Shareholders") of Bancorp Rhode Island, Inc., a Rhode Island corporation ("Bancorp"), in connection with the solicitation of proxies by the Board of Directors of Bancorp for the Annual Meeting of Shareholders of Bancorp (the "Meeting") to be held at the Hotel Providence, 311 Westminster Street, Providence, Rhode Island on Wednesday, May 18, 2005 at 10:00 a.m. local time, and at any adjournments and postponements thereof. This Proxy Statement and the related proxy form are being mailed on or about April 15, 2005 to holders of record of Bancorp's Common Stock on April 1, 2005. As used herein, the "Company" means both Bancorp and Bank Rhode Island, a Rhode Island financial institution (the "Bank"), the only significant operating subsidiary of Bancorp.

                     ACTION TO BE TAKEN UNDER THE PROXY

      A proxy for use at the Meeting is enclosed. Subject to such revocation or suspension, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Meeting in accordance with the instructions on the proxy. If no instructions are specified with regard to the matters to be acted upon, the proxy holders will vote FOR approval of the proposals set forth in the Notice of Meeting. Any proxy may be revoked by any Shareholder who attends the Meeting and gives oral notice of his or her intention to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Meeting by delivering an instrument revoking it or a duly executed proxy bearing a later date to the Secretary of Bancorp. The Secretary of Bancorp is Margaret D. Farrell, and any revocation should be filed with her c/o Hinckley, Allen & Snyder LLP, 1500 Fleet Center, Providence, Rhode Island 02903.

      A proxy may confer discretionary authority to vote with respect to any matter to be presented at the Meeting which management does not know of a reasonable time before the date hereof. Management does not know of any such matter which may come before the Meeting and which would be required to be set forth in this Proxy Statement or the related proxy form. If any other matter is properly presented to the Meeting for action, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

                       PERSONS MAKING THE SOLICITATION

      The Board of Directors of Bancorp is soliciting these proxies. Bancorp will bear the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in the solicitation of proxies for the Meeting. Bancorp contemplates that proxies will be solicited principally through the use of the mail, but officers, directors and employees of the Company may solicit proxies personally or by telephone, without receiving special compensation therefor. Although there is no formal agreement to do so, Bancorp may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. In addition, Bancorp may utilize the services of individuals or companies not regularly employed by the Company in connection with the solicitation of proxies, if management of Bancorp determines that this is advisable.

                              VOTING SECURITIES

      Holders of record of Bancorp's common stock, par value $.01 per share (the "Common Stock"), at the close of business on April 1, 2005, the record date for the Meeting, are entitled to notice of and to vote at the Meeting. As of the close of business on April 1, 2005, Bancorp had outstanding 4,019,329 shares of Common Stock entitled to vote. Holders of the Common Stock are entitled to one vote for each share held on the matters properly presented at the Meeting.

      The holders of a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Meeting. A plurality of votes cast is required to elect the directors. All other proposals to be voted upon at the Meeting will require the affirmative vote of holders of a majority of the Common Stock present in person or represented by proxy at the Meeting. Abstentions are treated as present and entitled to vote and therefore have the effect of a vote against a matter. A broker non-vote on a matter is considered not entitled to vote on the matter and thus is not counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved.

                               PROPOSAL NO. 1
                            ELECTION OF DIRECTORS

      Bancorp's Articles of Incorporation provide that the Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III, and as nearly equal as possible. The Board of Directors currently consists of 15 persons, of whom five are designated as Class I Directors, five as Class II Directors and five as Class III Directors. Directors serve staggered three year terms and until their successors are duly elected and qualified or until the director's earlier resignation or removal.

      At the Meeting, five Class III Directors are to be elected to serve until the 2008 annual meeting and until their successors are duly elected and qualified. The Directors of Bancorp also serve as directors of the Bank. All nominees are currently directors of both Bancorp and the Bank. The Board of Directors has reviewed the relationship that each director has with the Company and with other parties, and affirmatively determined that all directors, other than Ms. Sherman, are independent as defined under the Nasdaq listing standards.

      Unless authority to do so has been withheld or limited in a proxy, it is the intention of the persons named as proxies to vote the shares to which the proxy relates FOR the election of the five nominees named below to the Board of Directors as Class III Directors. If any nominee named below is not available for election to the Board of Directors at the time of the Meeting, it is the intention of the persons named as proxies to act to fill that office by voting the shares to which a proxy relates FOR the election of such person or persons as may be designated by the Board of Directors or, in the absence of such designation, in such other manner as the proxies may in their discretion determine, unless authority to do so has been withheld or limited in the proxy. The Board of Directors anticipates that each of the nominees will be available to serve if elected.

The Board of Directors recommends a vote "FOR" the election of the nominees for election as directors.

      The following table sets forth certain information for both the five nominees for election as Class III Directors (the "Nominees"), and for those Class I and Class II Directors whose terms expire at the annual meetings of Bancorp's Shareholders in 2007 and 2006, respectively.

NOMINEES FOR CLASS III DIRECTOR (Term to Expire 2008)


                                                                                            Year First
                                                    Business Experience                       Became
Name                        Age                     During Past 5 Years                     Director*
----                        ---                     -------------------                     ----------

Anthony F. Andrade           57     President of A&H Composition and Printing, Inc.
                                    and former President of Universal Press Graphics,
                                    Inc. until his retirement in April 1997.                   1996

Malcolm G. Chace             70     Chairman of the Board of each of Bancorp and the
                                    Bank since their formation.  Chairman of Mossburg
                                    Industries, Inc. (plastics manufacturer and
                                    packaging) and of Southeastern New England
                                    Shipbuilding Corporation (SENESCO Marine)
                                    (manufacturer of double-hulled barges).  Also, a
                                    director of Berkshire Hathaway, Inc.                       1996

Ernest J. Chornyei, Jr.      62     Business consultant since February 2000.  Prior
                                    thereto, Chairman of the Board of Bradford Dyeing
                                    Association, Inc. (textiles) in Westerly, Rhode
                                    Island.                                                    1996

Edward J. Mack II            46     President and owner of Tri-Mack Plastics
                                    Manufacturing Company (engineering, design and
                                    manufacture of custom high performance plastic
                                    parts) since 1990.                                         2002

Merrill W. Sherman           56     President and Chief Executive Officer of each of
                                    Bancorp and the Bank since their formantion.
                                    Also, a director of the Providence Journal Co., a
                                    subsidiary of Belo Corp.                                   1996

CLASS I DIRECTORS CONTINUING IN OFFICE (Term to Expire 2006)

Cheryl W. Snead              46     President and Chief Executive Officer of Banneker
                                    Industries, Inc. (manufacturing, assembly and
                                    packaging and logistics management) since 1991.            1996

John A. Yena                 64     Vice Chairman of the Board of each of Bancorp and
                                    the Bank since July 2003.  Chairman of the Board
                                    of Johnson & Wales University since June 2004.
                                    Previously Chief Executive Officer of Johnson &
                                    Wales University from July 1989 to June 2004.              1996

Karen Adams                  49     Television news anchor for WPRI-TV (Sunrise
                                    Television Corp.) since 1989.                              2002

Meredith A. Curren           45     Chief Financial Officer and Principal of Pease &
                                    Curren, Inc. (precious metals) since 1990.  Also,
                                    a Trustee of Ocean State Tax Exempt Fund.                  2002

Bogdan Nowak                 41     President of Rhode Island Novelty, Inc. since
                                    1986 and President of Chemical Light Technologies,
                                    Inc. since 1995.                                           2002




CLASS II DIRECTORS CONTINUING IN OFFICE (Term to Expire 2007)

John R. Berger               61     Business consultant since 1994.  Prior thereto,
                                    Executive Vice President and Director of Mergers
                                    and Acquisitions (1993-94) and Executive Vice
                                    President and Chief Investment Officer (1985-93)
                                    for Shawmut National Corporation.                          1997

Karl F. Ericson              71     Business consultant and certified public
                                    accountant.  From 1970 through 1990, a partner
                                    of KPMG LLP.                                               1996

Margaret D. Farrell          55     Partner of Hinckley, Allen & Snyder LLP (law
                                    firm) since 1981.                                          1996

Mark R. Feinstein            49     President of Northeast Management Inc. (video
                                    store franchisee) since 1991.                              1996

Pablo Rodriguez, M.D.        50     President of Women's Care, Inc. (medical
                                    services) since 1987.                                      2003

* The dates of directorship before 2000 reflect the years in which certain of the directors were elected directors of the Bank, which was formed in 1996 and became a wholly-owned subsidiary of Bancorp on September 1, 2000.

Meetings and Committees

      General. The Bancorp Board of Directors met seven times and the Bank's Board of Directors met nine times during 2004. All Directors attended at least 75% of the Bancorp Board meetings and meetings of Bancorp committees on which such director serves. The Board of Directors has adopted a policy that requires members of the Board of Directors to make every effort to attend each annual Shareholders meeting. All members of the Board of Directors attended the 2004 Annual Shareholders Meeting.

      The Bancorp Board of Directors currently has four standing committees: an Executive Committee, an Audit Committee, a Compensation Committee and the Board Governance and Nominating Committee, which was formed in February 2004. The members and chairs of each of those committees are appointed each year. Each member of the Bancorp Executive, Audit and Compensation Committees is also a member of the corresponding committee of the Bank. No member of the Audit, Compensation or Board Governance and Nominating Committee is an employee of Bancorp or its subsidiaries and all are independent as defined under the applicable Nasdaq listing standards and Securities and Exchange Commission ("SEC") rules. In addition to the Committees noted above, the Bank has a Directors' Loan Committee.

      Each of the Audit, Compensation and Board Governance and Nominating Committees has a written charter approved by the Board of Directors. A copy of each charter is available on the Company's website at www.bankri.com under "Investor Relations - Corporate Governance".

      Executive Committee. The Executive Committee is authorized to exercise all the powers of the Board in the management of the business and affairs of the Company while the Board is not in session, subject to certain limitations set forth in Bancorp's Articles of Incorporation and the Bank's Agreement to Form. The current members of the Executive Committee are Malcolm G. Chace (Chairman), Karl F. Ericson, Margaret D. Farrell, Merrill W. Sherman and John A. Yena. The Executive Committee did not meet in fiscal year 2004.

      Audit Committee. The Audit Committee assists the Board of Directors in overseeing the integrity of the Company's financial reports; the Company's compliance with legal and regulatory requirements; the qualifications and independence of the Company's independent accountants; and the performance of the Company's internal audit function and independent accountants. The Audit Committee is responsible for appointing, setting the compensation and overseeing the Company's independent accountants. The Audit Committee meets each quarter with the Company's independent accountants and management, to review the Company's interim financial results before the publication of quarterly earnings press releases. The Audit Committee also meets separately each quarter with the independent accountants and management. The Audit Committee reviews the adequacy of the Company's internal controls and summaries of regulatory examinations to assess the Company's program for complying with laws and regulations. The Audit Committee also oversees and approves the selection and performance of the Chief Auditor and reviews and approves the Company's internal audit plan. The current members of the Audit Committee are Karl
F. Ericson (Chairman), Ernest J. Chornyei, Jr., Meredith A. Curren and Cheryl W. Snead. The Board of Directors has determined that all four members of the Audit Committee satisfy the financial literacy requirements of the Nasdaq listing standards and are independent as defined under the Nasdaq listing requirements and applicable SEC rules. Additionally, the Board of Directors has determined that Karl F. Ericson qualifies as an "audit committee financial expert" as defined by the SEC rules. The Audit Committee held six meetings in fiscal year 2004.

      Compensation Committee. The Compensation Committee assists the Board of Directors in discharging the Board's responsibilities relating to director and executive compensation. The Compensation Committee's responsibilities include establishing and reviewing the Company's executive and director compensation philosophy, strategies, plans and policies, making recommendations to the Board of Directors with respect to the design of the Company's incentive compensation plans and equity based plans and overseeing generally the administration of such plans, recommending to the Board of Directors for its approval, goals and objectives for the Chief Executive Officer ("CEO"), evaluating the performance and determining the compensation of the CEO, developing and overseeing a CEO succession plan and advising and assisting the CEO in formulating and implementing programs to facilitate the selection and development of other key managers. The Compensation Committee also reviews and approves the compensation of other executive officers of the Company and discharges duties assigned to it under various benefit and compensation plans. The Compensation Committee is composed of five members, each of whom is independent as defined under applicable Nasdaq listing requirements. The current members of the Compensation Committee are John R. Berger (Chairman), Anthony F. Andrade, Meredith A. Curren, Edward J. Mack, II and Pablo Rodriguez, M.D. The Compensation Committee held seven meetings in fiscal year 2004.

      Board Governance and Nominating Committee. The Board Governance and Nominating Committee is responsible for: identifying individuals qualified to be members of the Board of Directors and recommending such individuals to be nominated by the Board of Directors for election to the Board of Directors by the Shareholders; developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company that are consistent with sound corporate governance practices and in compliance with applicable legal, regulatory or other requirements; and monitoring and reviewing any other corporate governance matters which the Board of Directors may refer to the committee from time to time. The Board Governance and Nominating Committee is composed of four members, each of whom is independent as defined under applicable Nasdaq listing requirements. The current members of the Board Governance and Nominating Committee are Malcolm G. Chace (Chairman), Margaret D. Farrell, Bogdan Nowak and John A. Yena. The Board Governance and Nominating Committee held two meetings in fiscal year 2004.

Nomination of Directors

      The Board Governance and Nominating Committee considers suggestions from many sources, including Shareholders, regarding possible candidates for director. The Board of Directors has adopted a policy that requires consideration by the Board Governance and Nominating Committee of nominations submitted by a Shareholder or group of Shareholders that beneficially own more than 5% of Bancorp's Common Stock for at least one year as of the date the recommendation was made. The Board Governance and Nominating Committee does not set specific criteria for directors but believes the Company is well served when its directors bring to the Board of Directors a variety of experience and backgrounds, evidence of leadership in their particular fields, demonstrate the ability to exercise sound business judgment and independence of thought and have substantial experience in business and outside the business community in, for example, the academic or public communities. All candidates must possess integrity and a commitment to ethical behavior. The Company also strives to have all directors other than the CEO be independent within the meaning of applicable Nasdaq rules. The Board Governance and Nominating Committee must also ensure that members of the Board of Directors as a group maintain the requisite qualifications under the Nasdaq listing standards for populating the Audit, Compensation and Board Governance and Nominating Committees. The Board Governance and Nominating Committee considers Shareholder nominees for director in the same manner as nominees for director from other sources.

      Shareholders may send recommendations for director nominees to the Board Governance and Nominating Committee at the Company's offices at One Turks Head Place, Providence, Rhode Island 02903. Submissions should include information regarding a candidate's background, qualifications, experience and willingness to serve as a director. In addition, Section
3.03 of Bancorp's By-Laws set forth specific procedures that, if followed, enable any Shareholder entitled to vote in the election of directors to make nominations directly at an annual meeting of Shareholders. These procedures include a requirement for written notice to the Company at least 60 days prior to the scheduled annual meeting and must contain the name and certain information concerning the nominee and the Shareholders who support the nominee's election. For the Bancorp annual meeting to be held in 2006, the notice deadline under the By-Laws is March 18, 2006. A copy of this By-Law provision may be obtained by writing to Bancorp Rhode Island, Inc.,
Attn: Investor Relations Department, One Turk's Head Place, Providence, Rhode Island 02903.

Communications with the Board of Directors

      The Company's Board of Directors provides a process for Shareholders to communicate directly with the members of the Board of Directors or the individual chairman of standing committees. Any Shareholder who desires to contact one or more of the Company's non-management directors may send a letter to those individuals at the following address: c/o Bancorp Rhode Island, Inc., One Turk's Head Place, Providence, Rhode Island 02903. Communications are distributed to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as:

      *     Spam
      *     Junk mail and mass mailings
      *     Product inquiries
      *     New product suggestions
      *     Resumes and other forms of job inquiries
      *     Surveys
      *     Business solicitations or advertisements

In addition, material that the Company believes poses a security risk will be excluded, with the provisions that any communication that is filtered out must be made available to any outside director upon request.

Compensation of Directors

      During 2004, the Compensation Committee undertook a review of director compensation and engaged an outside consultant to assist in that process. Based upon the increase responsibilities and time commitment required of Board members and information provided by the consultant regarding director compensation at comparable institutions, the Compensation Committee recommended, and the Board approved, increases to the retainer and meeting fees, effective October 1, 2004. Directors of the Company (other than Ms. Sherman) receive a combined annual retainer of $10,000, $7,000 for service as a Bancorp director and $3,000 for service as a Bank director. Mr. Chace, as Chairman of the Board and Executive Committee receives an additional $4,000 annual retainer. Other Committee Chairmen receive the following retainers: Audit ($3,000); Compensation ($2,500); and all other Committees (other than the Executive Committee) ($2,000). Directors of the Company receive $200 for each Bancorp Board meeting attended, as well as $200 for each Bancorp Executive Committee and Compensation Committee meeting attended and $600 for each Bancorp Audit Committee and Board Governance and Nominating meeting attended. In addition, directors receive $600 for each meeting of the Bank's Board of Directors, Executive Committee, Audit Committee or Compensation Committee attended, and $700 for each Directors' Loan Committee meeting attended.

      Under the Amended and Restated Non-Employee Director Stock Plan (the "Director Plan") approved by the Bank's shareholders at the 1998 annual meeting and assumed by Bancorp in connection with the reorganization of the Bank into a holding company structure on September 1, 2000 (the "Reorganization"), each non-employee director elected at the 1998 meeting received an option to purchase 1,500 shares of Common Stock, and each new non-employee director elected thereafter receives an option to purchase 1,000 shares of Common Stock as of the date of election to the Board. In addition, annual grants of options are made as of the date of each annual meeting of Shareholders to each non-employee director (other than a director who is first elected at or within six months of the meeting) to purchase 500 shares of Common Stock. All options have a ten-year term and an exercise price equal to the fair market value on the date of grant. Options may be exercised with cash, Common Stock, or both. Options vest six months after the grant date, unless automatically accelerated in the event of death, disability or a change in control.

                      COMMON STOCK OWNERSHIP OF CERTAIN
                      BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of 5% Beneficial Owners

      The following table sets forth information as of April 1, 2005, regarding the beneficial owners of more than 5% of Bancorp's Common Stock:


                                                              Amount and Nature of       Percent
Name and Address of Beneficial Owner                        Beneficial Ownership (a)     of Class
------------------------------------                        ------------------------     --------

Malcolm G. Chace (b)                                                535,900               13.3%
  c/o Point Gammon Corporation
  One Providence Washington Plaza, Providence, RI 02903

Richard A. Grills                                                   249,995                6.2%
  P.O. Box 539, Westerly, RI 02891

Greenwood Partners L.P. (c)                                         205,864                5.1%
  1601 Forum Place, Suite 905, W. Palm Beach, FL 33401

Merrill W. Sherman (d)                                              265,900                6.6%
  c/o Bancorp Rhode Island, Inc.
  One Turks Head Place, Providence, RI 02903

Friedman, Billings, Ramsey Group, Inc.                              275,896                6.9%
  1001 19th Street North
  Arlington, VA 22209-1710

(a) All information is based upon ownership of record as reflected on the stock transfer books of Bancorp or as reported on Schedule 13G or
      Schedule 13D filed under Rule 13d-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
(b) Includes 603,388 shares held by trusts of which Mr. Chace or his spouse is a co-trustee and has shared voting and investment power. Mr. Chace disclaims any economic or beneficial interest in 9,625 of such shares. Also includes 4,500 shares held by Mr. Chace's spouse. Mr. Chace is a Director of Bancorp and the Bank.
(c) Arnold Mullen, the general partner of Greenwood Partners, L.P., exercises investment and voting power over, and may be deemed to be the beneficial owner of, the Common Stock held by Greenwood Partners, L.P. Mr. Mullen owns directly 16,909 shares of Common Stock.
(d) Includes 188,700 shares that may be acquired pursuant to options and 3,850 shares of restricted stock. Ms. Sherman is the President and Chief Executive Officer and a Director of Bancorp and the Bank.

Security Ownership of Directors and Officers

      The following table sets forth certain information regarding the beneficial ownership of Bancorp's Common Stock as of April 1, 2005 by each director, each executive officer named in the Summary Compensation Table appearing on page 9 and all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power over the shares indicated as owned by such person.


                                                                                      Amount of
                                                                                      Securities       Percent
                                                                                     Beneficially     Ownership
                  Name                                     Position                     Owned            (a)

Karen Adams (b)(c)                            Director                                    2,775          *
Anthony F. Andrade (d)                        Director                                   54,500         1.4%
John R. Berger (d)                            Director                                    6,569          *
Malcolm G. Chace (e)                          Director                                  535,900        13.3%
Ernest J. Chornyei (d)(f)                     Director                                  112,500         2.8%
Meredith A. Curren (b)                        Director                                    2,000          *
James V. DeRentis (j)                         Bank Executive VP - Retail Banking         31,580          *
Karl F. Ericson (d)                           Director                                   13,500          *
Margaret D. Farrell (d)(g)                    Secretary/Director                          7,000          *
Mark R. Feinstein (d)                         Director                                   18,000          *
Edward J. Mack, II (b)                        Director                                    2,675          *
Donald C. McQueen (k)                         Vice President and Bank COO                54,386         1.4%
Bogdan Nowak (b)(m)                           Director                                   23,300          *
Albert R. Rietheimer (l)                      CFO                                        62,700         1.6%
Pablo Rodriguez, M.D. (b)                     Director                                    2,500          *
Merrill W. Sherman (h)                        CEO/Director                              265,900         6.6%
Linda H. Simmons (n)                          Bank Executive VP - Finance                 5,000          *
Cheryl W. Snead (d)                           Director                                    5,010          *
John A. Yena (i)                              Director                                    9,500          *
Directors & Executive Officers as a Group
 (19 persons) (o)                                                                     1,215,295        30.2%

--------------------
*     Less than one percent.
(a) If applicable, beneficially owned shares include shares owned by the spouse, children and certain other relatives of the director or executive officer, as well as shares held by trusts of which the person is a trustee or in which he or she has a beneficial interest and shares acquirable pursuant to options which are presently or will become exercisable within 60 days. All information with respect to beneficial ownership has been furnished by the respective directors and executive officers.
(b)   Includes 2,000 shares that may be acquired pursuant to options.
(c)   Includes 325 shares held by Ms. Adams' spouse.
(d)   Includes 4,500 shares that may be acquired pursuant to options.
(e) Includes 530,400 shares held by trusts of which Mr. Chace, his spouse or an immediate family member is a co-trustee and has shared voting and investment power. Mr. Chace disclaims any economic or beneficial interest in 9,225 of such shares. Also includes 4,500 shares held by Mr. Chace's spouse and 1,000 shares are held by a limited liability company of which Mr. Chace is the managing member.
(f) Includes 108,000 shares held by a trust of which Mr. Chornyei is a beneficiary.
(g) Includes 500 shares held by a retirement plan of which Ms. Farrell is a co-trustee.
(h) Includes 188,700 shares that may be acquired pursuant to options and 3,850 shares of restricted stock.
(i)   Includes 1,000 shares that may be acquired pursuant to options.
(j)   Includes 30,480 shares that may be acquired pursuant to options.
(k)   Includes 25,980 shares that may be acquired pursuant to options.
(l)   Includes 49,700 shares that may be acquired pursuant to options.
(m) Includes 10,000 shares held by investment company of which Mr. Nowak is a control person.
(n)   Includes 5,000 shares that may be acquired pursuant to options
(o)   Includes 339,860 shares that may be acquired pursuant to options.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than ten percent of Bancorp's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and any national securities exchange on which Bancorp's securities are registered. Based solely on a review of the copies of such forms furnished to Bancorp and written representations from the executive officers and directors, Bancorp believes that during 2004 its executive officers, directors and greater than ten percent beneficial owners complied with all applicable Section

16(a) filing requirements, except that one of Company's directors, Malcolm
G. Chace, failed to timely file a Form 4 in connection with the purchase of 948 shares of the Company.

                           EXECUTIVE COMPENSATION

      The following table summarizes the compensation paid or accrued by the Company to its Chief Executive Officer and each of its five most highly compensated executive officers who earned more than $100,000 in salary and bonus in 2004 (together, the "Named Executive Officers"), for the calendar years ending December 31, 2004, 2003 and 2002:

                         Summary Compensation Table


                                                                                               Long Term
                                                                                             Compensation
                                                                                            ---------------
                                                             Annual Compensation (a)          Securities
                                                           ----------------------------       Underlying            All Other
Name and Principal Position                       Year     Salary ($)(b)      Bonus($)      Options/SARs(#)     Compensation($)(c)
---------------------------                       ----     -------------      --------      ---------------     ------------------

Merrill W. Sherman                                2004        425,034        246,000            19,250                11,095
  (President and CEO of both                      2003        386,100              0(d)         18,900                14,677
  Bancorp and the Bank)                           2002        374,037        215,500            22,750                13,314

Donald C. McQueen                                 2004        210,293        107,500             9,350                 8,433
  (Vice President and Assistant Secretary of      2003        195,525              0(d)          7,100                 8,288
  Bancorp and Executive Vice President and        2002        186,766         89,500             7,725                 7,901
  Chief Operating Officer of the Bank)

Albert R. Rietheimer                              2004        179,495         69,200             7,450                 7,670
  (Chief Financial Officer of both Bancorp and    2003        167,825              0(d)          6,100                 6,774
  the Bank and Treasurer of Bancorp)              2002        164,054         60,000             6,625                 6,192

James V. DeRentis                                 2004        166,998         69,200             7,000                 6,920
  (Executive Vice President - Retail              2003        148,435              0(d)          5,400                 6,093
  Banking & Marketing of the Bank)                2002        143,382         60,000             5,850                 5,868

Linda H. Simmons (e)                              2004         64,442         90,000(f)         10,000                     0
  (Executive Vice President - Finance
  and Treasurer of the Bank)

--------------------
(a) Any perquisites or other personal benefits received from the Company by the Named Executive Officer were substantially less than 10% of the individual's cash compensation.
(b) Includes portion of salary deferred under the 401(k) Plan and the Nonqualified Deferred Compensation Plan.
(c) Amounts paid in 2004 include the Company's contributions under the Company's 401(k) Plan in the amounts of $8,200, $7,895, $7,180 and $6,680 and imputed income resulting from premiums paid by the Company with respect to split dollar life insurance purchased for such executives in the amounts of $2,895, $538, $490 and $240 for Ms. M. Sherman and Messrs. D. McQueen, A. Rietheimer and J. DeRentis, respectively.
(d) The executive management team volunteered to forgo any salary increase or bonuses for 2003 in conjunction with developing the Company's 2003 budget. Accordingly, the absence of 2003 bonuses should not be construed as reflecting a negative assessment of executive management's performance in 2003.
(e)   Ms. Simmons' employment commenced in September 2004.
(f)   Includes signing bonus in the amount of $30,000.

                    Option/SAR Grants in Last Fiscal Year

      The following table provides information on option grants in 2004 to the Named Executive Officers. The Company has not issued stock appreciation rights.


                          Number of        % of Total
                          Securities      Options/SARs     Exercise
                          Underlying       Granted to      or Base
                         Options/SARs     Employees in      Price       Expiration     Grant Date
Name                      Granted(#)      Fiscal Year       ($/Sh)         Date        Value($)a)
----                     ------------     ------------     --------     ----------     ----------

Merrill W. Sherman         5,000(b)           4.7%          32.43       01/26/2014       44,150
                          14,250(c)          13.4%          32.91       04/26/2014      132,668

Donald C. McQueen          4,000(b)           3.8%          32.43       01/26/2014       35,320
                           5,350(c)           5.0%          32.91       04/26/2014       49,809

Albert R. Rietheimer       3,000(b)           2.8%          32.43       01/26/2014       26,490
                           4,450(c)           4.2%          32.91       04/26/2014       41,430

James V. DeRentis          3,000(b)           2.8%          32.43       01/26/2014       26,490
                           4,000(c)           3.8%          32.91       04/26/2014       37,240

Linda H. Simmons          10,000(d)           9.4%          35.50        9/16/2014       97,900

(a) Amounts represent the fair value of each option granted and were estimated as of the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions: expected volatility of 25%; expected life of 7 years; average risk-free interest rate of 3.68%; and average Common Stock dividend rate of 1.71%.
(b) These options are nonqualified stock options exercisable immediately in full on January 26, 2004 and were made in lieu of bonuses which the executives agreed to forego in 2003.
(c) These options are nonqualified stock options exercisable in four equal installments commencing April 26, 2004.
(d) These options are incentive stock options exercisable in four equal installments commencing September 16, 2004.

           Aggregated Option/SAR Exercises in Last Fiscal Year and
                         Year-End Option/SAR Values

      The following table sets forth certain information regarding stock options exercised during 2004 and currently outstanding options held by the Named Executive Officer as of December 31, 2004:


                                                               Number of Securities                Value of
                                                              Underlying Unexercised              Unexercised
                                                              Options/SARs at Fiscal             In-the-Money
                         Shares Acquired       Value               Year End 2004               Option/SARs($)(a)
Name                     on Exercise(#)      Realized($)     Exercisable/Unexercisable     Exercisable/Unexercisable
----                     ---------------     -----------     -------------------------     -------------------------

Merrill W. Sherman           10,000            250,200            174,726/25,824               4,465,274/328,242
Donald C. McQueen            17,360            429,718             19,763/12,212                 333,114/178,784
Albert R. Rietheimer              0                  0             49,178/10,597               1,221,496/158,253
James V. DeRentis                 0                  0             26,690/9,310                  594,655/137,473
Linda H. Simmons                  0                  0              2,500/7,500                   10,300/30,900

(a) Based on the December 31, 2004 closing sale price of the Common Stock of $39.62 less the exercise price of the options.

      Employment Agreements. The Company entered into employment agreements with Ms. Sherman and Messrs. McQueen, Rietheimer and DeRentis in December 2000, and with Ms. Simmons in September 2004, which provide that during the term of the contract, their base salary will not be reduced and they will remain eligible for participation in the Company's executive compensation and benefit programs.

      Ms. Sherman's agreement provides for a three-year term, which automatically renews for successive three-year terms on each successive one-year anniversary unless either party has given the other party written notice of election not to extend the term at least 90 days prior to any anniversary date. In the event Ms. Sherman's employment is terminated by the Company without cause or Ms. Sherman terminates her employment for "Good Reason," the Company must pay her a lump sum severance payment equal to 2.99 times the sum of (i) her annual base salary as in effect at the time of termination and (ii) an amount equal to the average executive cash bonus earned by Ms. Sherman in the two full fiscal years immediately preceding the year in which termination occurs, and continue to pay for all medical and life insurance coverage for 36 months. Ms. Sherman is also allowed continued use of the automobile provided to her in her agreement (with an option to purchase). In addition, any options which are exercisable on the date of termination shall not terminate until the earlier of their expiration or three years after the date of termination. "Good Reason" is defined in Ms. Sherman's agreement as (i) a significant reduction in the nature or scope of her duties, responsibilities, authority and powers; (ii) any requirement that she perform her duties at a location more than 50 miles from where she currently performs her duties; or (iii) failure of the Company either to renew the agreement or enter into a new agreement on terms not less favorable than those existing immediately prior to such nonrenewal (other than a reduction of fringe benefits required by law or applicable to all employees generally).

      In the event of a "Terminating Event" within one year of a "Change in Control," Ms. Sherman is entitled to receive as severance an amount equal to 2.99 times the sum of (i) her annual base salary in effect at the time of the Change in Control plus (ii) the amount of the largest annual bonus paid to Ms. Sherman in the three years preceding the Change in Control, payable in a lump sum. In addition, Ms. Sherman is entitled to receive continuing medical and life insurance benefits and use of the automobile provided to her in the agreement (with an option to purchase), for three years. All options vest upon a Change in Control and remain exercisable for such three-year period. A "Terminating Event" for this purpose means either (a) termination of employment for any reason other than for cause or
(b) resignation, death or disability following (i) a Takeover Transaction or (ii) a Change in Control resulting from a new Board supermajority, in either case, prior to the first anniversary of the Takeover Transaction or Change in Control.

      The agreements with Messrs. McQueen, Rietheimer and DeRentis and Ms. Simmons provide for a two-year term, which automatically renews for successive two-year terms on each successive one year anniversary unless either party has given the other party written notice of election not to renew at least 90 days prior to any anniversary date. According the agreements with Messrs. McQueen, Rietheimer and DeRentis, if the Company terminates the employment relationship without cause or the executive terminates their employment for "Good Reason", the executive would be entitled to continuance of his base salary and all medical and life insurance coverage for 18 months following the date of termination. Under the terms of the agreement with Ms. Simmons, the term of such continuance of base salary and medical and life insurance coverage is nine months following the date of termination. Messrs. DeRentis and McQueen forfeit their severance payments in the event that within one year of the date of termination they accept certain types of positions as specified in their agreements. In the event Ms. Simmons commences other full-time employment within her severance period, her severance will be reduced by the amount of compensation she receives from such employment, and she will forfeit all medical and life insurance coverage. "Good Reason" is defined in the agreements of Messrs. Rietheimer, McQueen, DeRentis and Ms. Sherman as the Company's failure to renew the agreement on any anniversary date or enter into a new employment agreement on substantially similar terms.

      The agreements with Messrs. McQueen, Rietheimer, DeRentis and Ms. Simmons provide that in the event of a "Terminating Event" within one year of a Change in Control, the executive is entitled to receive a severance benefit equal to two times the sum of (i) his annual base salary in effect at the time of the Change in Control, and (ii) an amount equal to the largest executive cash bonus earned by the executive in the two years preceding the Change in Control, payable in a lump sum. In addition, each executive shall continue to receive medical and life insurance coverage for the 24 months commencing on the date of the Terminating Event. A "Terminating Event" means for this purpose either (a) termination of employment for any reason other than death, disability or for cause or (b) resignation following (i) a significant reduction in the nature or scope of the executive's duties, responsibilities, authority and powers from those exercised prior to the Change in Control, (ii) a greater than 10% reduction in the executive's annual base salary or fringe benefits (other than across-the-board salary reductions or changes in fringe benefit plans),
(iii) a requirement that the executive perform duties at a location more than 50 miles from the location where such duties were performed prior to the Change in Control, or (iv) failure of any successor of the Company to continue the executive's employment on substantially similar employment terms.

      If payments under the employment agreements following a Change in Control are subject to the "golden parachute" excise tax, the Company will make a "gross-up" payment sufficient to ensure that the net after-tax amount retained by the executive (taking into account all taxes, including those on the gross-up payment) is the same as if such excise tax had not applied.

      For purposes of all of the agreements, a "Change in Control" will be deemed to have occurred if: (1) the Company effectuates a Takeover Transaction; or (2) the Company commences substantive negotiations with a third party with respect to a Takeover Transaction, if within 12 months of the commencement of such negotiations, the Company enters into a definitive agreement with respect to a Takeover Transaction with any party with which negotiations were originally commenced; or (3) any election of directors of the Company (whether by the directors then in office or by the shareholders at a meeting or by written consent) where a majority of the directors in office following such election are individuals who were not nominated by a vote of two-thirds of the members of the Board of Directors immediately preceding such election; or (4) the Company effectuates a complete liquidation of Bancorp or the Bank.

      A "Takeover Transaction" for this purpose means a (i) reorganization, merger, acquisition or consolidation of Bancorp or the Bank with, or an acquisition of Bancorp or the Bank or all or substantially all of Bancorp's or the Bank's assets by, any other bank or corporation, in which the individuals and entities who were the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act) immediately prior to such reorganization, merger, acquisition or consolidation, do not, following such reorganization, merger, acquisition or consolidation, beneficially own more than 50% of the voting power of the corporation resulting from the reorganization, merger, acquisition or consolidation, (ii) the issuance of additional shares of Bancorp or the Bank if the individuals or entities who were the beneficial owners of the outstanding voting securities of Bancorp or the Bank immediately prior to such issuance do not, following such issuance, beneficially own securities representing more than 50% of the voting power of Bancorp or the Bank or (iii) when any person or entity or group of persons or entities (other than Bancorp or any trustee or other fiduciary holding securities under an employee benefit plan of Bancorp) either related or acting in concert becomes the beneficial owner of securities of the Company representing more than 30% of the voting power of all outstanding shares of voting securities of Bancorp, other than a person who was already a 30% beneficial owner as of the date on which the executive's employment with the Company commenced.

      401(k) Retirement Plan. The Company maintains a 401(k) Plan which qualifies as a tax-exempt plan and trust under sections 401 and 501 of the Internal Revenue Code of 1986, as amended. Generally, Company employees who are at least 21 years of age and have completed at least one year of service with the Company, are eligible to participate in the 401(k) Plan. Under the 401(k) Plan the Company will make matching contributions of up to 4% of an employee's compensation, subject to qualified plan limitations. These contributions are vested monthly.

      Nonqualified Deferred Compensation Plan. The Company maintains a nonqualified deferred compensation plan under which certain participants may contribute the amounts they are precluded from contributing to the Company's 401(k) Plan because of the qualified plan limitations, and additional compensation deferrals which may be advantageous for personal income tax or other planning reasons. In addition, under the deferred compensation plan participants receive an amount of employer matching contributions that they have lost under the Company's 401(k) Plan as a result of the nondiscrimination rules applicable to qualified plans. All amounts contributed by the participant and by the Company under the plan are immediately vested. Any excess contributions which cannot be contributed under the 401(k) Plan and which would otherwise be returned to the participant at the end of the year, plus the amount of any supplemental deferrals the participant may choose to make, and any matching contributions provided for under the plan are credited to a deferred compensation account (a bookkeeping account) which is credited with interest at a rate equal to the greater of the Baa1 30-year corporate bond index, or the Company's projected rate of return on average earning assets as reflected in its budget for such year.

      Participants are entitled to receive a distribution of their account upon retirement, death, disability or termination of employment except that any amounts attributable to employer contributions under the nonqualified plan are subject to forfeiture if the participant is terminated for fraud, dishonesty or willful violation of any law that is committed in connection with the participant's employment. A participant is eligible to withdraw amounts credited to the deferred compensation account in the event of unforeseeable financial hardship.

      The amount deferred under the plan is not includible in the income of the participant until paid and, correspondingly, the Company is not entitled to a deduction for any liabilities established under the plan until the amount credited to the participant's deferred compensation account is paid to him or her.

      The amount credited to the deferred compensation account is not funded or otherwise set aside or secure from the creditors of the Company and the participant is subject to the risk that deferred compensation may not be paid in the event of the Company's insolvency or the Company is otherwise unable to satisfy the obligation. The plan permits (but does not require) the Company to establish a grantor trust for the purpose of funding the plan. If such a trust were created, the corpus of the trust would, under current federal income tax regulations, have to be available to creditors of the Company in the event of insolvency or bankruptcy in order to prevent adverse income tax consequences to the participant.

      Supplemental Executive Retirement Plans. The Company has adopted two Supplemental Executive Retirement Plans (each a "SERP") for certain of its senior executives under which participants designated by the Board are entitled to an annual retirement benefit. Currently, Ms. Sherman and Messrs. Rietheimer, McQueen and DeRentis (collectively, the "2000 SERP Participants") are the only participants in the 2000 SERP. The annual retirement benefit under the 2000 SERP is $250,000 for Ms. Sherman, $50,000 for Messrs. Rietheimer and McQueen and $35,000 for Mr. DeRentis and is payable upon the later of the executive attaining age 65 or the executive's retirement. Under the 2002 SERP, effective November 1, 2002, the 2000 SERP Participants are entitled to a supplemental retirement benefit which, when added to the annual retirement benefit provided under the 2000 SERP, would provide an aggregate annual retirement benefit equal to 70% of compensation, reduced by the employer contribution under the 401(k) plan and any social security offset. Under the SERPs, the Company will also provide a pre-retirement death benefit equal to the projected age 65 accrual balance and a post-retirement death benefit for the participant equal to the accrual balance at the date of the SERP participant's death, provided that Ms. Sherman's additional pre-retirement death benefit under the 2002 SERP is limited to her accrual balance at date of death under the 2002 SERP. On January 20, 2005, the 2002 SERP was amended to provide Ms. Simmons a $50,000 annual retirement benefit with a pre-retirement death benefit equal to the projected age 65 accrual balance and a post-retirement death benefit equal to the accrual balance at the date of the her death. The pre-retirement and post-retirement death benefits (other than Ms. Sherman's additional death benefit under the 2002 SERP) are funded through life insurance policies on the lives of the SERP participants purchased and owned by the Bank, which contain a split dollar endorsement in favor of the SERP participants.

      The benefit for each current 2000 SERP Participants is fully vested. The benefits under the 2002 SERP vest beginning on November 1, 2005 in the case of Ms. Sherman, November 1, 2008 for Messrs. Rietheimer, Mcqueen and DeRentis and November 1, 2010 for Ms. Simmons. Benefits under the 2002 SERP vest in 20% increments such that the accrual balance would be fully vested on the fourth anniversary of the first vesting date. Thus, if an executive left at end of the vesting period, he or she would be 100% vested in their 2002 SERP accrual balance (i.e., the amount the Company has accrued to reflect the liability), but not the full benefit, resulting in a reduced retirement benefit in the event of early retirement. The executive is required to remain employed at the Company until age 65 to get the full 2002 SERP benefit. The full benefit will vest immediately upon death. In addition, in the event of a Change of Control, Ms. Sherman and Messrs. Rietheimer, McQueen and DeRentis become fully vested in the greater of (i) the retirement benefit calculated in accordance with the 70% formula described above or (ii) a specific annual Change of Control Benefit Amount, which is intended to approximate the formula amount. The current Change of Control Benefit Amount is $131,034 for Ms. Sherman, $190,850 for Mr. DeRentis, $193,953 for Mr. McQueen, and $168,179 for Mr. Rietheimer. In the case of Ms. Simmons, in the event of a Change of Control, she will become fully vested in the $50,000 annual benefit.

      The SERPs are unfunded but provide that upon a Change in Control, the Company must deposit funds in a trust equal to the present value of all accrued benefits provided under both SERPs and thereafter make annual additional deposits to reflect any increases in the accrued benefits. All benefits are forfeited in the event that the participant's employment is terminated on account of a criminal act of fraud, misappropriation, embezzlement or a felony that involves property of the Company.

Compensation Committee Interlocks and Insider Participation

      None of the Company's executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Company's Compensation Committee. In addition, none of the Company's executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of the Company's Board of Directors.

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board (the "Compensation Committee") is composed entirely of independent directors as defined under applicable requirements of the Nasdaq listing standards, non-employees within the meaning of Rule 16b-3 of the Exchange Act and outside directors within the meaning of Section 162(m) of the Internal Revenue Code. From time to time, Ms. Sherman meets with the Compensation Committee to review the compensation program and make recommendations for executives reporting to her. Ms. Sherman does not participate during deliberations regarding her compensation. The Compensation Committee is charged with the broad responsibility of seeing that officers and key management personnel are effectively compensated in a manner which is internally equitable and externally competitive. From time to time, the Compensation Committee utilizes various consultants to assist it in its review and evaluation of the Company's compensation program for executives and other senior management.

      Executive Compensation Philosophy. The Company's executive compensation philosophy seeks to link executive compensation with the value, objectives, business strategy, management initiatives and financial performance of the Company. The overall objectives of the program are to attract and retain highly qualified individuals in key executive positions, to motivate executives to achieve goals inherent in the Company's business strategy, and to link executives' and Shareholders' interests. The Company also seeks to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives both inside the Company and at comparable corporations and to remain competitive with larger financial institutions in its marketplace with which the Company competes for executive talent.

      In 2004, the Compensation Committee directly engaged an outside consulting firm to prepare an executive compensation study. The study provided comparative information on various components of compensation and total compensation against a representative peer group of financial institutions. In the course of its review of executive compensation, the Compensation Committee sought the advice and input of both its outside compensation consultant and Company management. This compensation review confirmed that our compensation program elements individually and in the aggregate support and reflect our compensation philosophy and strategic objectives, both on a cash and long-term incentive basis.

      Base Salary. Base salaries for executive officers are substantially dependent upon the base salaries paid for comparable positions at similar corporations, the responsibilities of the position held, and the experience level of the particular executive officer. The Compensation Committee sets the base salary for executives by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. As part of the overall review of the Company's executive compensation program undertaken in 2004, salaries of certain of the Company's executives were increased, effective September 2004, to reflect promotions and increased responsibilities. The Compensation Committee generally sought, through these increases, to place such salaries at the median of the survey group.

      Cash Bonus Policy. In keeping with the Company's philosophy to pay for performance, cash bonuses tied to performance measures represent a substantial portion of an executive's total compensation opportunity.
Under the cash bonus policy, executive officers of the Company are eligible to receive bonuses of up to 40% (60% in the case of the Chief Executive Officer and 50% in the case of the Chief Operating Officer of the Bank) of their base salaries. All bonuses for executive officers are determined at the discretion of the Compensation Committee, which annually establishes specific financial goals and performance criteria for the executive management team. In 2004, the bonus awards were keyed to achieving or exceeding budgeted net income. The Compensation Committee generally seeks to award bonuses for superior performance that bring total cash compensation to the 75th percentile of the survey group. Based upon the 2004 executive compensation study commissioned by the Compensation Committee, total cash compensation for the Named Executive Officers falls within that targeted level.

      Stock Options. Total compensation at the senior executive level also includes long-term incentives afforded by stock options granted under the 2002 Equity Incentive Plan. The objectives of the equity incentive programs are to align executive and Shareholder long-term interests by creating a strong and direct link between executive pay and total Shareholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in Bancorp's Common Stock. Annual grants of stock options reflect the executive's position with the Company and his or her contributions to the Company and are awarded at a level such that the aggregate exercise price the options equals 85% to 115% of the executive's annual salary, which the Company believes to be competitive with other comparable companies. Options are granted at fair market value and have three to four year vesting schedules to encourage key employees to continue in the employ of the Company. The Compensation Committee is currently evaluating whether to provide a portion of this long-term equity award through restricted stock in lieu of options.

      Compensation of Chief Executive Officer. The Company's employment agreements with Ms. Sherman and the other Named Executive Officers provide for annual base salary adjustments and entitle the executive to a cash bonus under the Company's cash bonus policy described above. However, the Company's Named Executive Officers, including Ms. Sherman, proposed to forego any salary increase or bonuses in 2003 in view of the expected negative impact that planned investments in the Company's franchise, such as the new operations center and new core data processing system, would have on the Company's 2003 earnings. They also did so, in part, to gain acceptance within the Company of modest salary increases and reduced bonus levels for other employees. Accordingly, base salaries for Ms. Sherman and the other Named Executive Officers were maintained during 2003 at levels established in May 2002 and no bonus was awarded to Ms. Sherman or the other Named Executive Officers in fiscal year 2003. In January 2004, the Compensation Committee increased Ms. Sherman's base salary from $386,100 to $410,000, effective January 1, 2004, which represented a 6.2% increase. (The Summary Compensation Table reflects a slightly higher number for 2004 due to an extra pay period falling within the year.) In establishing her 2004 base salary the Committee took into account that the executive management team, including Ms. Sherman, had voluntarily foregone a raise in 2003. In February 2005, the Compensation Committee awarded Ms. Sherman a cash bonus of $246,000, representing Ms. Sherman's maximum bonus opportunity under the executive cash bonus policy, in recognition of the strong financial performance of the Company during 2004 and Ms. Sherman's contribution to the Company's growth and profitability. Ms. Sherman also received options to acquire 19,250 shares of Common Stock which included a special grant for 5,000 shares made in lieu of a cash bonus for 2003. The Compensation Committee has reviewed all components of Ms. Sherman's compensation, including salary, bonus and equity compensation, accumulated realized and unrealized stock option and restricted stock gains, the dollar value to her and cost to the Company of all perquisites and other personal benefits and the projected payout obligations under the SERP. Based on this review, the Compensation Committee has determined Ms. Sherman's total compensation in the aggregate to be reasonable and not excessive.

      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to a company's chief executive officer and the four other most highly compensated executive officers at year end. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee's policy is to preserve corporate tax deductions by qualifying compensation paid over $1 million to Named Executive Officers as performance-based compensation. Nevertheless, maintaining tax deductibility is but one consideration among many (and is not the most important consideration) in the design of the compensation program for senior executives. The Committee may, from time to time, conclude that compensation arrangements are in the best interest of the Company and its shareholders despite the fact that such arrangements might not, in whole or in part, qualify for tax deductibility.

      Conclusion. The Committee believes that the compensation program for executives is competitive and that the program effectively ties executive compensation to the Company's performance and Bancorp's resultant stock price performance.

                           Compensation Committee

                          JOHN R. BERGER - Chairman
               ANTHONY F. ANDRADE          MEREDITH A. CURREN
              EDWARD J. MACK II          PABLO RODRIGUEZ, M.D.

      Notwithstanding anything to the contrary set forth in any of Bancorp's previous filings under the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Compensation Committee Report on Executive Compensation and the following Performance Graph shall not be deemed incorporated by reference into any such filing.

                              PERFORMANCE GRAPH

      The following graph shows changes in the value of $100 invested on December 31, 1999 through December 31, 2004, in Bancorp's Common Stock, the S&P 500 Stock Index, and the SNL Financial L.C. New England Bank Index.
The investment values are based on share price appreciation plus dividends paid in cash, assuming that dividends were reinvested on the date on which they were paid.


                                   [GRAPH]



                                                             Period Ending
                               -------------------------------------------------------------------------
Index                          12/31/99     12/31/00     12/31/01     12/31/02     12/31/03     12/31/04
--------------------------------------------------------------------------------------------------------

Bancorp Rhode Island, Inc.       91.64       122.18       172.51       232.43       342.52       457.40
S&P 500*                        121.11       110.34        97.32        75.75        97.40        89.47
SNL New England Bank Index       93.48       123.28       117.49        88.63       146.23       165.45

--------------------
* Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2005.
      Used with permission.  All rights reserved.  crsp.com.

      The Board of Directors and its Compensation Committee recognize that the market price of stock is influenced by many factors, only one of which is issuer performance. Bancorp's stock price may also be influenced by market perception, Bancorp in particular and the financial services industry in general, economic conditions, fluctuating interest rates, and government regulation and supervision. The stock price performance shown in the graph is not necessarily indicative of future price performance.

                        TRANSACTIONS WITH MANAGEMENT

      The Company has extended loans to certain of its officers, directors, and principal shareholders, including their immediate families and affiliated companies ("related parties"). Loans outstanding to related parties aggregated $5.0 million at December 31, 2004. Loans to related parties are made in the ordinary course of business under normal credit terms, including interest rates and collateral, prevailing at the time of origination for comparable transactions with other persons, and do not represent more than a normal risk of collectibility or other unfavorable features.

      The law firm of Hinckley, Allen & Snyder LLP, of which Margaret D. Farrell (a director and Secretary of the Company) is a partner, provides legal services to the Company. In addition, the spouse of director Edward
J. Mack II is also a partner in Hinckley, Allen & Snyder LLP.

                           AUDIT COMMITTEE REPORT

      Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

      The Audit Committee's responsibilities focus on two primary areas:
(1) the adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements; and (2) the independence and performance of the Company's internal auditors and independent auditors. The Audit Committee meets at least quarterly to, as appropriate, review, evaluate, and discuss with the Company's management and internal and external auditors the scope of their audit plans, the results of their work, the Company's financial statements (including quarterly earnings releases), quarterly reports issued by the Company's internal auditor, the adequacy and effectiveness of the Company's internal controls and changes in accounting principles. The Audit Committee regularly meets privately with both the internal and external auditors, each of whom has unrestricted access to the Audit Committee.

      In connection with these responsibilities, the Audit Committee reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2004 with management and the Company's independent accountants, KPMG LLP. The Audit Committee also discussed with KPMG LLP the matters required by Statement on Auditing Standards No. 61. The Audit Committee received from KPMG LLP written disclosures regarding the firm's independence as required by Independence Standards Board Standard No. 1, wherein KPMG LLP confirms their independence within the meaning of the SEC and Independence Standards Board Rules and disclosed the fees charged for professional services in the fiscal year ended December 31, 2004. The Audit Committee discussed this information with KPMG LLP and also considered the compatibility of non-audit services provided by KPMG LLP with maintaining its independence. The Audit Committee also reviewed KPMG LLP's proposal to act as the Company's external auditor for the year ending December 31, 2005.

      Based on the review of the audited financial statements and these various discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K, to be filed with the SEC.

                               Audit Committee

                         KARL F. ERICSON - Chairman
   ERNEST J. CHORNYEI, JR.       MEREDITH A. CURREN       CHERYL W. SNEAD

                               PROPOSAL NO. 2
             RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee has sole authority to select, evaluate and when appropriate, to replace the Company's independent auditors. The Audit Committee has appointed KPMG LLP as the Company's independent auditors for the 2005 fiscal year. Although action by shareholders in this matter is not required, the Audit Committee believes it is appropriate to seek shareholder ratification in light of the critical role played by the independent auditors in maintaining the integrity of Company financial controls and reporting and hereby requests Shareholders to ratify such appointment.

      The Board of Directors recommends a vote "FOR" the ratification of the appointment of KPMG LLP as independent auditors.

      KPMG LLP has served as independent auditor of the Company since the Bank's formation in 1996. Representatives of KPMG LLP will be present at the Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from Shareholders.

Independent Accountant Fees and Services

      Aggregate fees for professional services rendered for the Company by KPMG LLP as of or for the fiscal years ended December 31, 2004 and 2003 are set forth below. The aggregate fees included in the Audit category are billed for the fiscal years for the audit of the Company's annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed in the fiscal years.


                         2004         2003
                         ----         ----

Audit Fees             $161,500     $153,800
Audit-Related Fees     $200,000            0
Tax Fees               $ 23,000     $ 23,000
All Other Fees         $ 22,000            0

      Audit Fees for the fiscal years ended December 31, 2004 and 2003 were for professional services rendered for the audits of the financial statements of the Company, quarterly review of the financial statements included in the Company's Quarterly Reports on Form 10-Q, consents and other assistance required to complete the year end audit of the consolidated financial statements.

      Audit Related Fees for fiscal year ended December 31, 2004 were for compliance with Section 404 of the Sarbanes-Oxley Act.

      Tax Fees as of the fiscal years ended December 31, 2004 and 2003 were for services rendered for tax returns and estimates, tax advice and tax planning.

      All Other Fees as of the fiscal year ended December 31, 2004 were for additional fees associated with the audit of the Company's financial statements for the fiscal year ended December 31, 2003.

      The Audit Committee has determined that the provision of the above services is compatible with maintaining KPMG LLP's independence.

      Policy on Audit Committee Pre-Approval. The Audit Committee pre-approves all audit and non-audit services provided by the independent accountants prior to the engagement of the independent accountants with respect to such services. The Chairman of the Audit Committee has been delegated the authority by the Committee to pre-approve the engagement of the independent accountants when the entire Committee is unable to do so. The Chairman must report all such pre-approvals to the entire Audit Committee at the next committee meeting. None of the services described above were approved by the Audit Committee under the de minimus exception provided by Rule 2-01(C)(7)(i)(c) under Regulation S-X.

                        OTHER BUSINESS OF THE MEETING

      The Board of Directors is not aware of any matters to come before the Meeting other than those stated in the Proxy Statement. In the event that other matters properly come before the Meeting or any adjournment thereof, it is intended that the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment.

                         ANNUAL REPORT AND FORM 10-K

      The 2004 Annual Report of Bancorp was mailed to Shareholders with this Proxy Statement. Upon request, Bancorp will furnish without charge a copy of Bancorp's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, including financial statements, but without exhibits, a copy of which has been filed with the SEC. It may be obtained by writing to Investor Relations Department, Bancorp Rhode Island, Inc., One Turks Head Place, Providence, Rhode Island 02903.

                       SHAREHOLDER PROPOSALS FOR 2006

      Bancorp's next annual meeting is scheduled to be held on May 17, 2006. A Shareholder who wants to have a qualified proposal considered for inclusion in the Proxy Statement for the Company's 2006 annual meeting of Shareholders must notify the Secretary of Bancorp not later than December 23, 2005. Shareholder proposals that are to be considered at the 2006 annual meeting but not requested to be included in the Proxy Statement must be submitted no later than March 18, 2006 and no earlier than December 23, 2005.

[X]   PLEASE MARK VOTES
      AS IN THIS EXAMPLE

                               REVOCABLE PROXY
                         BANCORP RHODE ISLAND, INC.

             Proxy Solicited on Behalf of the Board of Directors
                            for Annual Meeting of
                    Shareholders to be held May 18, 2005

       The undersigned hereby authorizes and appoints Malcolm G. Chace, Merrill W. Sherman, and Albert R. Rietheimer, and each of them, as proxies with full power of substitution in each, to vote all shares of Common Stock, par value $.01 per share, of Bancorp Rhode Island, Inc. (the "Company") held of record on April 1, 2005 by the undersigned at the Annual Meeting of Shareholders to be held at 10:00 a.m. local time, on Wednesday, May 18, 2005, at the Hotel Providence, 311 Westminster Street, Providence, Rhode Island, and at any adjournments or postponements thereof, on all matters that may properly come before said meeting.

THE DIRECTORS RECOMMEND A VOTE FOR EACH PROPOSAL.

                                                      With-     For All
                                               For    hold      Except

PROPOSAL 1 - Election of five Class III        [ ]     [ ]        [ ]
Directors with terms expiring in 2008.

Class III Directors (Term to Expire 2008)
      Anthony F. Andrade
      Malcolm G. Chace
      Ernest J. Chornyei, Jr.
      Edward J. Mack II
      Merrill W. Sherman

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

___________________________________________________________________________

                                               For    Against   Abstain
PROPOSAL 2 - Ratify the appointment of         [ ]      [ ]       [ ]
KPMG LLP as independent auditors for
the Company.

This proxy when properly executed will be voted (i) as directed above, or, in the absence of such direction, this proxy will be voted FOR the specified nominees in Proposal 1 and FOR Proposal 2 and (ii) in accordance with the judgment of the proxies upon other matters that may properly come before said meeting or any adjournments or postponements thereof.



                                        ---------------------------
  Please be sure to sign and date       |Date                      |
   this Proxy in the box below.         |                          |
-------------------------------------------------------------------
|                                                                  |
|                                                                  |
|                                                                  |
---Shareholder sign above----------Co-holder (if any) sign above---


---------------------------------------------------------------------------

  Detach above card, sign, date and mail in postage paid envelope provided.

                         BANCORP RHODE ISLAND, INC.

---------------------------------------------------------------------------
|           This Proxy must be signed exactly as the name of the          |
|                   Shareholder(s) appears on this card.                  |
|                                                                         |
|Executors, administrators, trustees, etc. should give full title as such.| |If the signatory is a corporation, please sign full corporate name by |
|duly authorized officer.                                                 |
|    PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED  |
|    ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.   |
---------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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